                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


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[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                              XETA CORPORATION
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                              XETA CORPORATION
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                 (Name of Person(s) Filing Proxy Statement)

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                                      XETA
                                  CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Notice is hereby given that the Annual Meeting of Shareholders of XETA Corporation will be held at the Tulsa Marriott Southern Hills located at 1902 East 71st Street, Tulsa, Oklahoma, on March 20, 1997 at 6:30 p.m., local time, for the following purposes:

              1. To elect six (6) members to the Company's Board of Directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified;

              2. To authorize the Board to effect a stock split by amending the Company's Certificate of Incorporation, or to effect no stock split, in the Board's discretion, without further shareholder approval, prior to the next annual meeting of shareholders.

              3. To ratify the selection of Arthur Andersen, LLP, as independent certified public accountants for the Company for the fiscal year ending October 31, 1997; and

              4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 4, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at such time will be so entitled to vote. The Company's Proxy Statement is attached.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. THE GIVING OF THIS PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                       By Order of the Board of Directors




                                Robert B. Wagner
                                   Secretary



February 18, 1997

Table of Contents
================================================================================

Solicitation of Proxies       . . . . . . . . . . . . . . . . . . . . . . . .  1

Voting Securities       . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Election of Directors (Item 1)        . . . . . . . . . . . . . . . . . . . .  2

Security Ownership of Certain Beneficial Owners and Management    . . . . . .  4

Executive Officers      . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Executive Compensation        . . . . . . . . . . . . . . . . . . . . . . . .  7

Related Transactions    . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

Section 16(a) Beneficial Ownership Reporting Compliance   . . . . . . . . . .  9

Stock Split Proposal (Item 2)         . . . . . . . . . . . . . . . . . . . .  9

Independent Public Accountants (Item 3)     . . . . . . . . . . . . . . . . . 11

Financial Information - Incorporated by Reference         . . . . . . . . . . 11

Shareholder Proposals         . . . . . . . . . . . . . . . . . . . . . . . . 12

Other Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                      XETA
                                  CORPORATION
                         4500 South Garnett, Suite 1000
                             Tulsa, Oklahoma  74146



                                PROXY STATEMENT




                            SOLICITATION OF PROXIES

   This Proxy Statement is being furnished to shareholders of XETA Corporation (the "Company") by its Board of Directors to solicit proxies for use at the Annual Meeting of Shareholders to be held on March 20, 1997, at the Tulsa Marriott Southern Hills located at 1902 East 71st Street, Tulsa, Oklahoma, at 6:30 p.m., local time, or at such other time and place to which the Annual Meeting may be adjourned.

   The purpose of the Annual Meeting is (i) to elect six members to the Company's Board of Directors to serve for the ensuing year and until their successors are elected; (ii) to authorize the Board to effect a stock split by amending the Company's Certificate of Incorporation, or to effect no stock split, in the Board's sole discretion; (iii) to ratify the selection of Arthur Andersen, LLP as the Company's independent certified public accountants for the fiscal year ending October 31, 1997; and (iv) at the discretion of the proxy holders, to transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

   Whether or not you intend to be present at the Annual Meeting, you are urged to promptly complete and return the accompanying proxy card in the envelope provided. If you are present at the Annual Meeting and wish to vote your shares in person, the accompanying proxy will, at your request, be returned to you at the Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by executing a subsequently dated proxy, submitting a notice of revocation to the Company, or attending the Annual Meeting and voting in person.

   Proxies properly executed and returned will be voted in accordance with the specifications marked on the proxy card. Proxies containing no specifications will be voted in favor of the proposals described in this Proxy Statement. Abstentions or votes withheld will have the same effect as a vote against the proposal. Votes will be tabulated by a representative of the Company.

   It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders on or about February 18, 1997. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. The Company will pay the expenses incurred by brokers, banks and other persons holding stock in their names or the names of their nominees in forwarding proxy materials to the beneficial owners of such stock.

                               VOTING SECURITIES

   The Company's only class of voting securities is Common Stock. Shareholders are entitled to one vote per share of Common Stock held. At the close of business on February 4, 1997, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 2,187,653 shares of Common Stock outstanding, of which 189,747 shares were non-voting treasury stock. The presence in person or by proxy of the holders of a majority of the outstanding shares of voting Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

   Six directors, constituting the entire Board of Directors of the Company, are to be elected at the Annual Meeting. Members of the Board of Directors are elected for one year terms. Management's nominees to the Board for the coming year, all of whom are currently members of the Board, are as follows:

     NAME AND AGE                  POSITIONS WITH COMPANY       DIRECTOR SINCE
     ------------                  ----------------------       --------------
     Ron B. Barber                      Director                 March, 1987
     Age 42

     Donald T. Duke                     Director                 March, 1991
     Age 47

     Dr. Robert D. Hisrich              Director                 March, 1987
     Age 52

     Jack R. Ingram                   President and              March, 1989
     Age 53                             Director

     Ronald L. Siegenthaler          Executive Vice            September, 1981
     Age 53                      President and Director

     Robert B. Wagner          Vice President of Finance,        March, 1996
     Age 35                     Chief Financial Officer,
                                 Secretary and Director

   MR. BARBER has served as general counsel to the Company since its incorporation. He has been a director of the Company since March 1987. Mr. Barber has been engaged in the private practice of law since October 1980 and is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, in Tulsa, Oklahoma. Mr. Barber is also a Certified Public Accountant licensed in Oklahoma. He received his Bachelor of Science Degree in Business Administration (Accounting) from the University of Arkansas and his Juris Doctorate Degree from the University of Tulsa.

   MR. DUKE has been a director of the Company since March 1991. He is President of Duke Resources, an oil and gas consulting firm, and a principal in Tandem Oil and Gas Company, L.L.C. Prior to joining Tandem Oil and Gas Company, he was President and Chief Operating Officer of Hadson Petroleum
(USA), Inc., a domestic oil and gas subsidiary of Hadson Corporation and was responsible for all phases of exploration and production, land, accounting, operations, product marketing and budgeting and planning. Mr. Duke has a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma.

   DR. HISRICH has been a director of the Company since March 1987. He occupies the A. Malachi Mixon III Chair in Entrepreneurial Studies and is Professor of Marketing and Policy Studies at the Weatherhead School of Management at Case Western Reserve University in Cleveland, Ohio. Prior to assuming such positions, he occupied the Boviard Chair of Entrepreneurial Studies and Private Enterprise and was Professor of Marketing at the College of Business Administration for the University of Tulsa. He is also a marketing and management consultant. He is a member of the Board of Directors of the Bovaird Supply Company, Jameson Inn, Inc., and Noteworthy Medical Systems, Inc., a member of the Editorial Boards of the Journal of Venturing and the Journal of Small Business Management, and a member of the Board of Directors of Enterprise Development, Inc. Dr. Hisrich received his Bachelor of Arts Degree in English and Science from DePaul University and his Master of Business Administration Degree (Marketing) and Ph.D. in Business Administration (Marketing, Finance, and Quantitative Methods) from the University of Cincinnati.

   MR. INGRAM has been President of the Company since July 1990 and a director of the Company since March 1989. Mr. Ingram's business experience prior to joining the Company was concentrated in the oil and gas industry. Mr. Ingram holds a Bachelor of Science Degree in Petroleum Engineering from the University of Tulsa.

   MR. SIEGENTHALER has been Executive Vice President of the Company since July 1990 and a director of the Company since its incorporation. Since 1974, through SEDCO Investments, a partnership in which Mr. Siegenthaler is a partner, and as an individual, Mr. Siegenthaler has been involved as partner, shareholder, officer, director, or sole proprietor of a number of business entities with significant involvement in fabrication and marketing of steel, steel products and other raw material, real estate, oil and gas, and telecommunications. Mr. Siegenthaler received his Bachelor's Degree in Liberal Arts from Oklahoma State University.

   MR. WAGNER joined the Company in July 1988 as Chief Accounting Officer. He became the Company's Vice President of Finance and Chief Financial Officer in March, 1989, and a member of the Board of Directors in March 1996. Mr. Wagner is a Certified Public Accountant licensed in Oklahoma and received his Bachelor of Science Degree in Accounting from Oklahoma State University.

   None of the foregoing nominees has any family relationship to any other nominee. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as directors.

BOARD MEETINGS AND COMMITTEES

   The Board of Directors of the Company held 3 meetings during the fiscal year ended October 31, 1996. All other action taken by the Board of Directors was consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed. Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting the Company. Robert D. Hisrich, who attended two of the three meetings held by the Board, was the only director who attended fewer than 75% of the total number of meetings of the Board of Directors held during the period for which he was a director.

   The Board of Directors has an Audit Committee and Compensation Committee, both of which were established in April 1987. There is no nominating committee or committee performing the functions of a nominating committee.

   The Audit Committee consists of directors Ron B. Barber, Jack R. Ingram and Donald T. Duke. This Committee advises the Board with respect to the engagement of independent public accountants and reviews the results of the annual audit, the adequacy of the Company's internal accounting procedures, and any transactions between the Company and its officers, directors or entities controlled by them. The Audit Committee did not meet independently of meetings of the Board of Directors during fiscal 1996.

   The Compensation Committee consists of directors Ron B. Barber, Robert D. Hisrich and Donald T. Duke. This Committee advises the Board with respect to the election or appointment of executive officers and makes recommendations to the Board concerning compensation of executive officers and awards to executive officers and others under employee incentive plans. The Compensation Committee did not meet independently of meetings of the Board of Directors during the 1996 fiscal year.

RECOMMENDATION AND VOTE

    The Board of Directors recommends a vote "FOR" the election of all of the nominees listed above as directors of the Company. The affirmative vote of a majority of the shares of the Company Common Stock represented at the Annual Meeting is required for such approval.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information known to the Company as of December 31, 1996 regarding beneficial ownership of the Company's Common Stock, par value $.10 per share, by (i) each person known by the Company to own more than five percent (5%) of such Common Stock, (ii) each director and nominee for election as a director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.

                                 AMOUNT AND NATURE
NAME AND ADDRESS                   OF BENEFICIAL                 PERCENT OF
OF BENEFICIAL OWNER                 OWNERSHIP(1)                    CLASS
-------------------             --------------------            -------------
Jack R. Ingram                       384,700 (2)                    17.50%
XETA Corporation
4500 S. Garnett, Suite 1000
Tulsa, OK  74146

Ronald L. Siegenthaler               374,669 (3)                    17.05%
P.O. Box 571300
Tulsa, OK  74157

SEDCO Investments                    171,314                         8.57%
P.O. Box 571300
Tulsa, OK  74157

Donald E. Reigel                      43,451 (4)                     2.13%
XETA Corporation
75 Manhattan Drive, Suite 302
Boulder, CO  80303

Ron B. Barber                         31,520                         1.58%
One Ten Occidental Place
110 W. 7th Street, Suite 200
Tulsa, OK  74119

Robert B. Wagner                      21,800 (5)                     1.08%
XETA Corporation
4500 S. Garnett, Suite 1000
Tulsa, OK  74146

Donald T. Duke                        11,400 (6)                      *
1701 Morningstar
Edmond, OK  73034

Robert D. Hisrich                     12,900 (7)                      *
10900 Euclid Avenue
Cleveland, OH 44106

All officers and
   directors as a
   group (10 persons)                949,740 (2)-(8)                37.36%


-------------------------------

*Less than 1%

 (1)   Ownership is direct unless otherwise indicated.

 (2) Includes 2,500 shares held by Mr. Ingram's wife and options to purchase 200,000 shares of the Company's common stock which are presently exercisable.

 (3) Includes 171,314 shares held by SEDCO Investments, an Oklahoma general partnership in which Mr. Siegenthaler is a general partner; options to purchase 200,000 shares which are presently exercisable; and 3,355 shares held by Mr. Siegenthaler's adult son who resides with him. Mr. Siegenthaler disclaims beneficial ownership over the shares held by his son.

 (4) Includes options to purchase 37,500 shares of the Company's common stock, which are presently exercisable.

 (5) Includes 1,300 shares held by Mr. Wagner as custodian for his minor children and options to purchase 17,500 shares of the Company's common stock which are presently exercisable. Excludes options to purchase 7,500 which are not presently exercisable.

 (6) Includes options to purchase 10,000 shares of the Company's common stock which are presently exercisable.

 (7) Includes 900 shares held by Dr. Hisrich as custodian for his minor child, and options to purchase 10,000 shares of the Company's common stock which are presently exercisable.

 (8) Includes 100 shares held by an officer not named in the table, as custodian for his minor child, and options granted to officers not named in the table to purchase an aggregate of 69,000 shares which are presently exercisable.

                               EXECUTIVE OFFICERS

   The executive officers and significant employees of the Company, their ages, positions held with the Company and length of time in such positions are set forth below. There are no family relationships between or among any of the named individuals. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as officers.


  NAME AND AGE               POSITIONS WITH COMPANY                OFFICER SINCE
  ------------               ----------------------                -------------
     Jack R. Ingram             President, Chief                    July, 1990
     Age 53                     Executive Officer and
                                 Director

     Ronald L. Siegenthaler     Executive Vice President           August, 1990
     Age 53                     and Director

     Robert B. Wagner           Chief Financial Officer,            March, 1989
     Age 35                     Secretary and Treasurer

     Donald E. Reigel           Vice President of                   June, 1995
     Age 42                     Marketing & Sales

     Tom Crofford               Vice President of                  January, 1988
     Age 44                     Engineering

     Thomas A. Luce             Vice President of                    June, 1986
     Age 40                     Service

     Charles R. Rowland         Vice President of                   January, 1984
     Age 55                     Manufacturing


   A brief description of the business experience of Messrs. Ingram, Siegenthaler and Wagner is set forth under the section of this Proxy Statement entitled "Election of Directors."

   MR. CROFFORD joined the Company in October 1982 as a design engineer and has been its Vice President of Engineering since January 1988. Mr. Crofford has worked in the field of computer engineering since 1977. He is a member of the Institute of Electrical and Electronics Engineers.

   MR. LUCE joined the Company in November 1982 as Installment Director. He was later promoted to Director of Installation and Service and became Vice President of Service in June 1986.

   MR. ROWLAND joined the Company in December 1982 as Production Manager and was promoted to Vice President of Manufacturing in January 1984. Mr. Rowland has 23 years electronic manufacturing experience, including production testing, assembly line layout and production control management.

   MR. REIGEL joined the Company in June 1993 as PBX Product Sales Manager. He was promoted to Vice President of Marketing and Sales in June 1995. Prior to his employment with the Company, Mr. Reigel served as a national accounts sales manager for WilTel Communications Systems for approximately a year and a half. He has been active in the development of major national accounts in the telecommunications industry since 1987. Mr. Reigel received his Bachelor of Science Degree in Business from the University of Colorado.

                             EXECUTIVE COMPENSATION

   The following table sets forth information concerning the compensation of the Company's President, Executive Vice President and Vice President of Marketing and Sales who are the only executive officers whose total salary and bonus exceeded $100,000 during the 1996 fiscal year.



                           SUMMARY COMPENSATION TABLE


                                         ANNUAL COMPENSATION
                                   -------------------------------

      (a)             (b)                       (c)                       (i)

   NAME AND                                                               ALL
   PRINCIPAL                                                             OTHER
   POSITION               YEAR     SALARY       BONUS      OTHER     COMPENSATION(1)
   ----------             ----     ------     --------  ----------   ----------------
   Jack R. Ingram         1996   $ 90,000     $235,334  $                 $6,000
   President              1995   $ 90,000     $229,334          -         $6,000
                          1994   $ 90,000     $138,926          -              -


   Ronald L. Siegenthaler 1996     $    -     $195,334  $ 893,750(2)           -
   Executive Vice         1995          -     $189,334          -              -
   President              1994          -     $ 98,926          -              -


   Donald E. Reigel       1996   $ 75,000     $103,223  $  33,602(3)      $3,263
   Vice President of      1995   $ 75,000    $  25,444  $ 130,582(3)      $6,000
   Marketing and Sales    1994   $ 75,000            -  $  65,091(3)           -


---------------


       (1) Represents the Company's contributions to the employee's account under the Company's 401(k) plan.

       (2) Represents the dollar value of the difference between the price paid for 100,000 shares of the Company's common stock upon exercise of stock options and the market value of such security on the date of exercise.

       (3)    Represents sales commissions paid to Mr. Reigel.

   No stock appreciation rights were granted by the Company to any of the persons named in the Summary Compensation Table during the Company's fiscal year ended October 31, 1996. The following table sets forth certain information regarding unexercised options held by such persons as of the fiscal year-end.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

  (a)                    (b)              (c)                     (d)                           (e)
                                                           NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                   SHARES ACQUIRED                        UNDERLYING UNEXERCISED $    IN THE-MONEY OPTIONS
NAME               ON EXERCISE (#)   VALUE REALIZED ($)       OPTIONS AT FY-END (1)         AT FY-END
------------------------------------------------------------------------------------------------------------
Jack.RIngram              -             -                          200,000                   $1,350,000(2)

Rona.dSiegenthaler       100,000       $ 893,750                   200,000                   $1,350,000(2)

Dona.dReigel              -             -                           37,500                   $  233,250(3)


---------------

       (1) All of the options held by the persons named in this table were exercisable at fiscal year end.

       (2) Based on the difference between the fair market value of the securities underlying the options at fiscal year-end and the exercise price of $1.00 per share.

       (3) Based on the difference between the fair market value of the securities underlying the options at fiscal year-end and the exercise price of $1.53 per share.

   The Company compensates its outside directors $250.00 per meeting attended. While the Company does not have any formal arrangement to grant stock options to its directors, the Company has previously granted stock options to all of its outside directors. Generally, these options are for 10,000 shares, with a vesting period of one year and an exercise period of ten years. No other compensation was paid to directors for their services as such during the Company's 1996 fiscal year.

EMPLOYMENT AGREEMENTS

   In 1990 the Company entered into a written employment agreement with Jack R. Ingram concerning the terms of his compensation as the Company's President and Chief Executive Officer. Mr. Ingram receives a $90,000 base salary under the agreement. The agreement also provides for an annual bonus based on the Company's total sales and after-tax net income, provided the Company's total sales for the fiscal year exceed $5,000,000. The bonus amount is equal to a percentage of the Company's after-tax net income, calculated by dividing the Company's total sales for the year by $5,000,000, and multiplying such factor by 5%, with the percentage capped at 10% and the dollar amount capped at $200,000. This bonus is to be paid on or before January 31 each year. The agreement further provides for a quarterly bonus, not to exceed $10,000 per quarter, equal to 50% of the Company's quarterly net income. In the event of the termination of his employment for reasons other than resignation, Mr. Ingram will receive the full amount of any annual and quarterly bonuses earned but unpaid through the date of termination. Mr. Ingram will forfeit any unpaid bonuses in the event of his resignation. Mr. Ingram's employment with the Company is at-will.

   The Company also has a written agreement with Ronald L. Siegenthaler concerning the terms of his compensation as the Company's Executive Vice President. Mr. Siegenthaler is compensated on the basis of an annual bonus to be paid on or before January 31 of each year, calculated upon similar terms as the annual bonus paid to Mr. Ingram, except that beginning with the 1997 fiscal year, Mr. Siegenthaler's bonus will be equal to 5% of the Company's after-tax net income, capped at $100,000 per year. If the Company's total sales drop below $10,000,000, the percentage used to calculate Mr. Siegenthaler's bonus will be 2.5%. Mr. Siegenthaler is entitled to receive the full amount of any unpaid bonus due him upon his termination of employment for any reason, including resignation. Mr. Siegenthaler is retained by the Company on an at-will basis.

   The Company entered into a written agreement with Donald E. Reigel on June 12, 1995, concerning the terms of his employment as Vice President of Marketing and Sales. Pursuant to the terms of the agreement, Mr. Reigel receives a salary of $75,000, plus a commission equal to 0.25% of the Company's monthly net sales and service revenues. The agreement also provides for an annual bonus equal to 3% of the increase in the Company's annual net sales and service revenues over those revenues for the previous fiscal year. Mr. Reigel will forfeit the right to receive any bonus for the then current fiscal year in the event of termination of his employment unless he is terminated by the Company without cause, in which case he will be entitled to receive a bonus, if any, on a prorated basis.

   Mr. Reigel is subject to standard confidentiality restrictions, as well as to a twelve month non-solicitation agreement upon termination of his employment for any reason while Jack Ingram remains President of the Company, and a thirty-day non-solicitation agreement if Mr. Ingram is not President at the time of Mr. Reigel's termination. There is no set term to Mr. Reigel's employment by the Company.


                              RELATED TRANSACTIONS

   Mr. Barber, a director of the Company, is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, general counsel to the Company. During the fiscal year ended October 31, 1996, the Company paid or accrued legal fees to Barber & Bartz in the approximate amount of $89,000.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and/or written representations made to the Company by its directors and officers and by certain beneficial owners of more than ten percent of its Common Stock, the Company knows of no director, officer, or beneficial owner of more than ten percent of the Company's Common Stock who has failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.


                              STOCK SPLIT PROPOSAL
                                    (Item 2)

   In March, 1996 the shareholders approved a proposal submitted by the Board of Directors that authorized the Board in its discretion to effect a stock split prior to the 1997 Annual Meeting. The Board elected not to effect the stock split during the past year and its authority to do so under the 1996 shareholder resolution will expire in March of this year. The Board believes it would be in the best interests of the Company for the Board to maintain the ability to effect a stock split when it believes prudent to do so, without the necessity of having to call a special meeting of the shareholders separate from the annual meeting to vote on such a proposal.

   The Board of Directors has therefore approved a resolution which would authorize the Board to amend Article VI of the Company's Certificate of Incorporation to effect a stock split of the Company's Common Stock along with a corresponding reduction in par value, or not amend the Certificate of Incorporation and effect no stock split, as determined by the Board of Directors in its discretion (the "Stock Split Proposal"). The Board has directed that the Stock Split Proposal be submitted to the Company's shareholders for consideration and approval. Under the terms of the Stock Split Proposal, the Board of Directors will be granted authority to effect a single stock split in the future within the confines of the Proposal if the Board believes that an increase in the number of shares of Common Stock may improve the trading market for the Common Stock.

   If the Stock Split Proposal is approved by shareholders, the Board of Directors will be given the discretion to effect a stock split, without further shareholder action, of not less than 5-for-4 nor greater than 2-for-1 (the "Stock Splits"), or to effect no stock split. The Board of Directors believes that this latitude is necessary, given the nature of the stock market and the changing market price of the Common Stock.

   If the Stock Split Proposal is approved by the shareholders of the Company at the Annual Meeting, a stock split will be effected only upon a determination by the Board of Directors that a stock split is in the best interests of the Company and the shareholders. In connection with any determination by the Board of Directors to such effect, the Board will also select, at its discretion, one of the Stock Splits proposed based upon prevailing market conditions, the likely effect on the market price of the Common Stock, the quantitative criteria to be maintained by the Company to continue to qualify its Common Stock for listing on the Nasdaq National Market System, and other relevant factors. The remaining alternative Stock Splits would be abandoned by the Board without further action by the shareholders.

   Shareholders may approve or reject the proposed Stock Splits in whole but not in part. The effective date of any stock split will be selected by the Board of Directors (the "Effective Date") on or prior to the Company's next Annual Meeting of Shareholders. If no stock split is effected by such date, the authority of the Board of Directors to declare the stock split will expire.

   The Stock Split Proposal also authorizes a corresponding reduction in par value of the Company's Common Stock in relation to the ratio of the Stock Splits. The proposed amendments to Article VI of the Company's Certificate of Incorporation would reduce the par value per share of the Company's Common Stock from $.10 to $.08, $.075, $.06 and $.05 in the case of a 5-for-4, 4-for-3, 3-for-2 and 2-for-1 Stock Split, respectively.

   The resolution of the Shareholders approving the proposed alternative amendments to Article VI of the Company's Certificate of Incorporation is attached to this Proxy Statement as Appendix "A".


PURPOSES AND EFFECT OF THE STOCK SPLIT

   The purpose of the stock split is to increase the marketability and liquidity of the Common Stock through greater availability of shares for purchase and sale and a wider distribution among a larger number of shareholders. Management believes that an increase in the number of shares outstanding would encourage and facilitate trades in the Common Stock which would, it is believed, establish a more liquid market in the Common Stock and result in a wider distribution of the Common Stock. Although it is not possible to predict the precise impact the stock split would have on the trading price of the Company's Common Stock, the stock split would reduce the per share trading price of the Common Stock, but not necessarily in the same proportion as the increase in the number of outstanding shares.

   All existing rights of shareholders will remain unchanged by the stock split, and the relative ownership position of any shareholder, except for immaterial variations caused by the procedures to avoid fractional shares (discussed below), will remain unchanged. Because the par value of the Company's Common Stock will be reduced in relation to the ratio of the Stock Splits, the aggregate par value of the Company's Common Stock and the Company's paid-in capital and retained earnings will be unaffected. The only change in the Company's financial statements as a result of a stock split will be the presentation of earnings per share, which will be reduced proportionately for any stock split effected for all accounting periods presented.

   The stock split, if undertaken in the discretion of the Board, would have the following effect upon the number of shares of Common Stock outstanding (which was 2,187,653 as of the Record Date, of which 189,747 were treasury shares), assuming no other change in the number of shares of Common Stock outstanding after the Record Date, and without taking into account any reduction in the number of outstanding shares resulting from the procedures for treatment of fractional shares described below.

                                                          Common Stock
              Stock Split                                  Outstanding
              -----------                                ---------------
               5-for-4                                      2,734,566
               4-for-3                                      2,916,870
               3-for-2                                      3,281,479
               2-for-1                                      4,375,306

   All outstanding stock options on the Effective Date of the stock split would be proportionately adjusted in the number of shares subject to such rights in the event of a stock split. As of January 15, 1997, there were 579,987 shares of the Company's Common Stock subject to stock purchase options. Because the stock split, if effected, may range from 5-for-4 to 2-for-1 and because the number of outstanding shares of Common Stock may change prior to the Effective Date upon the exercise of any outstanding stock options, existing shareholders cannot now predict the total number of shares of Common Stock that they will hold after the stock split, or the total number of shares of Common Stock that will be outstanding after the stock split.

   The Company's Common Stock is listed for trading on the Nasdaq National Market System. The new shares to be issued as a result of the stock split will be included in the Company's listing on Nasdaq. Consummation of the stock split will have no material federal tax consequences to stockholders.


FRACTIONAL SHARES AND ADDITIONAL SHARE CERTIFICATES

   No certificates or script representing fractional share interests will be issued, and no such fractional interests will entitle the holder thereof to vote, or to any rights as a shareholder of the Company with respect to such fractional interests. In lieu of any such fractional interests, the Company will pool all fractional share interests otherwise issuable and make arrangements with Chemical Mellon Shareholder Services (the "Agent") or other third party to act as agent for the account of all shareholders who would otherwise be entitled to receive said fractional shares, to sell such shares on behalf of such shareholders. As soon as practicable after the Effective Date, the Agent will sell such interests on the basis of prevailing market prices of the Common Stock as reported on the Nasdaq National Market System at the time of such sales, and the Agent or the Company will pay to the holders of such interests their pro rata share of the proceeds derived from the sale of such fractional interests. All costs of such sale will be borne by the Company.

   As soon as practicable following the Effective Date of the stock split, the Company will mail to each shareholder of record on the Effective Date a share certificate representing the number of shares of Common Stock that, when aggregated with each shareholder's present number of shares, will equal the proportionate increase in the total number of shares held by the stockholder on the Effective Date. For example, if the Board effects a 5-for-4 stock split, and a shareholder owns 100 shares of Common Stock on the Effective Date, the Company will mail to such shareholder a share certificate for 25 shares which, when added to the shareholder's 100 shares, will represent a total stock ownership of 125 shares.

RECOMMENDATION AND VOTE

   The Board of Directors recommends a vote "FOR" the authorization and approval of this proposal. The affirmative vote of the holders of a majority of the shares of stock of the Company entitled to notice of and to vote at the Annual Meeting is required to adopt the Stock Split Proposal.


                         INDEPENDENT PUBLIC ACCOUNTANTS
                                    (Item 3)

   The Board of Directors has selected Arthur Andersen, LLP as the independent public accountants to audit the Company's financial statements for the fiscal year ending October 31, 1997. Representatives of Arthur Andersen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. While ratification of the Company's selection of accountants by the Company's shareholders is not required, in the event of a negative vote on such ratification, the Company's Board of Directors will reconsider its selection. Arthur Andersen, LLP audited the Company's financial statements for the year ended October 31, 1996.


               FINANCIAL INFORMATION - INCORPORATED BY REFERENCE

   A copy of the Company's 1996 Annual Report, which includes the Company's Form 10-KSB containing all financial statements as well as Management's Discussion and Analysis of Financial Condition and Results of Operations

(the "MD&A"), is being provided to the stockholders along with this Proxy Statement. In regard to the Stock Split Proposal, the Financial Statements appearing on pages F-1 to F-14 of the Form 10-KSB, and the MD&A appearing on pages 10 through 13 of the Form 10-KSB, are incorporated herein by reference.


                             SHAREHOLDER PROPOSALS

   Under regulations of the Securities and Exchange Commission, shareholders are entitled to submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company in accordance with those regulations. In order for shareholder proposals for the Company's next annual meeting to be eligible for consideration for inclusion in the proxy statement and proxy relating to such meeting, they must be received by the Company no later than October 10, 1997. Such proposals should be directed to XETA Corporation, 4500 South Garnett, Suite 1000, Tulsa, Oklahoma 74146, Attention:
President.


                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


                       By Order of the Board of Directors



                                Robert B. Wagner
                                   Secretary



Tulsa, Oklahoma
February 18, 1997

                                   Appendix A

                           RESOLUTION OF SHAREHOLDERS



   RESOLVED, that prior to the Company's next Annual Meeting of Shareholders,
Article VI of the Company's Certificate of Incorporation, which currently authorizes 10,000,000 shares of Common Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $.10 per share, shall be deleted and substituted with one of the following alternative provisions to be selected by the Board of Directors, in its discretion:

IF THE BOARD DECLARES A FIVE-FOR-FOUR STOCK SPLIT:

                                   ARTICLE VI

                 The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.08 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

                 Simultaneously with the effective date of this amendment (the "Effective Date"), each four shares of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into five shares of the Company's Common Stock, par value $.08 per share.

IF THE BOARD DECLARES A FOUR-FOR-THREE STOCK SPLIT:

                                   ARTICLE VI

                 The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.075 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

                 Simultaneously with the effective date of this amendment (the "Effective Date"), each three shares of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into four shares of the Company's Common Stock, par value $.075 per share.

IF THE BOARD DECLARES A THREE-FOR-TWO STOCK SPLIT:

                                   ARTICLE VI

                 The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.06 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

                 Simultaneously with the effective date of this amendment (the "Effective Date"), each two shares of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into three shares of the Company's Common Stock, par value $.06 per share.

IF THE BOARD DECLARES A TWO-FOR-ONE STOCK SPLIT:

                                   ARTICLE VI

                 The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.05 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

                 Simultaneously with the effective date of this amendment (the "Effective Date"), each one share of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into two shares of the Company's Common Stock, par value $.05 per share.

   FURTHER RESOLVED, that notwithstanding the approval by the stockholders of the foregoing proposed alternative amendments, at any time prior to the filing of any amendment to the Company's Certificate of Incorporation pursuant hereto effecting either a five-for four, four-for-three, three-for-two or two-for-one stock split, the Board of Directors may, in its discretion, abandon such proposed alternative amendments without further action by the shareholders.

                                  Appendix "B"

                                XETA CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 20, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack R. Ingram and Ronald L. Siegenthaler, or either of them, as proxies and attorneys for the undersigned (with full power to act alone and to designate substitutions), hereby revoking any prior Proxy, and hereby authorizes them to represent the undersigned and to vote as designated below, all the shares of Common Stock of XETA Corporation held of record by the undersigned on February 4, 1997 at the Annual Meeting of Shareholders to be held March 20, 1997, or any adjournment or postponement thereof.

1.  ELECTION OF DIRECTORS:

                       [ ] FOR all nominees listed below  [ ] WITHHOLD AUTHORITY

       RON B. BARBER, DONALD T. DUKE, ROBERT D. HISRICH, JACK R. INGRAM,
                  RONALD L. SIEGENTHALER, and ROBERT B. WAGNER

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A FIVE-FOR-FOUR, FOUR-FOR-THREE, THREE-FOR-TWO, OR TWO- FOR-ONE STOCK SPLIT, OR TO EFFECT NO STOCK SPLIT, IN THE BOARD'S SOLE DISCRETION, PRIOR TO THE NEXT ANNUAL MEETING OF SHAREHOLDERS.

           [ ] For             [ ] Against            [ ] Abstain

3. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE 1997 FISCAL YEAR.

           [ ] For             [ ] Against            [ ] Abstain

4. IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the three foregoing proposals.



------------------------------------       -----------------------------------
(Signature)                                (Print Name)



------------------------------------       -----------------------------------
(Signature)                                (Print Name)

    NOTE: Signature(s) should follow exactly as your name appears on your stock certificate. In case of joint ownership each owner should sign. Executors, administrators, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

    Dated:                             , 1997.
            ---------------------------